[GRAPHIC OMITTED]
                               eSAFETYWORLD, INC.
                           100-31 South Jersey Avenue
                               Setauket, NY 11733
                                  516-244-1454
                               Fax: 212-656-1978


March 21, 2000

Stephen B. Schneer, Chairman
Laminaire Corporation
960 East Hazelwood Avenue
Rahway, NJ 07065

Dear Mr. Schneer:

     This letter summarizes various understandings between eSAFETYWORLD, Inc. and Laminaire Corporation and assumes that all readers are familiar with the following two points:

     o Laminaire's relationships with vendors and customers of it CD Division were much worse than had been disclosed. Blanket orders that were expiring were nor being renewed, pricing and database files were badly out-of-date or otherwise inaccurate, virtually no sales efforts had taken place for an extended period of time and few vendors were willing to ship product.

     o Laminaire is unable to ship product for its CM Division because it is unable to obtain materials from its vendors.

          Laminaire and eSAFETYWORLD now agree that:

          o The acquisition agreement dated August 23, 1999 will be amended to adjust the purchase price of the intangible assets acquired such that eSAFFTYWORLD will no longer assume any accounts payable or accrued expenses from Laminaire and the two notes that Laminaire received from eSAFFTYWORLD in the aggregate principal amount of $500,000 will be reduced to $400,000. In addition, the Agreement will be amended to (i) include a current toll free
               (800) telephone number held by Laminaire as one of the assets assigned to eSAFFTYWORLD and (ii) specify that filters purchased from third parties and distributed without further value-added procedures are included as CD sales items (as such, eSAFETYWORLD is entitled to customer lists pertaining to filter sales to the extent such lists exist). All other terms of the notes will remain in force.

          o eSAFETYWORLD will agree to function as a general contractor on selected CM jobs. eSAFFTYWORLD will, at its sole discretion, determine which jobs offered by Laminaire to accept. If a job or contract is accepted, eSAFETYWORLD will be assigned the customer sales order and will obtain all materials, subcontract services and project management required to undertake and complete the job. Laminaire will provide all direct labor and fabrication work and receive a fee for its sales and customer service functions. In general, Laminaire will bill out its labor at $28 per hour and receive a sales and service fee equal to three percent of the total sales price. However, Laminaire may propose different different terms on a case-by-case basis. eSAFETYWORLD will bill the customer when a job is shipped and Laminaire will concurrently bill eSAFETYWORLD for its services. Both parties agree that the underlying reason for this arrangement is that Laminaire is unable to fulfill customer orders because it is on credit hold with substantially all of its CM vendors. This portion of the agreement will remain in effect until June 30, 2000 and will be reviewed and reconsidered by both parties at that date.

          o Laminaire will provide miscellaneous other administrative services for eSAFETYWORLD through April 30, 2000 and eSAFETYWORLD will provide sales and management services for Laminaire through the same period. Each service will be considered to have approximately equal values.

eSAFETYWORLD will agree to drop any other claims that it may have against Laminaire upon Laminaire executing this agreement.

     Any controversy or claim arising out of or relating to this agreement, or the breach thereof, shall be settled by arbitration in accordance of the rules of the American Arbitration Association, and judgment upon the award rendered by the arbitrator(s) shall be entered in any court having jurisdiction thereof. For that purpose, the parties hereto consent to the jurisdiction and venue of an appropriate court located in Suffolk County, State of New York. In the event that litigation results from or arises out of this Agreement or the performance thereof, the parties agree to reimburse the prevailing party's reasonable attorney's fees, court costs, and all other expenses, whether or not taxable by the court as costs, in addition to any other relief to which the prevailing party may be entitled. In such event, no action shall be entertained by said court or any court of competent jurisdiction if filed more than one year subsequent to the date the cause(s) of action actually accrued regardless of whether damages were otherwise as of said time calculable.

     Please review and return no later than March 29, 2000,


     Sincerely,


     /s/ EDWARD A HEIL

     Edward A Heil
     President

Agreed to by:


/S/ [ILLEGIBLE]
---------------

     NAME

/S/ Director
---------------
    Title

                                [GRAPHIC OMITTED]
                           100-31 South Jersey Avenue
                               Setauket, NY 11733
                                  631-244-1454
                                Fax: 212-656-1978


April 4, 2000

Stephen B. Schneer, Chairman
Laminaire Corporation
960 East Hazelwood Avenue
Rahway, NJ  07065

Dear Mr. Schneer:

The purpose of this letter is to set forth a list of payments made by eSAFETYWORLD, Inc. on behalf of Laminaire Corporation. All such payments are being offset against the promissory notes in the aggregate principal amount of $400,000 due by eSAFETYWORLD to Laminaire.

The payments are as follows:

     Guarantees:
        Texwipe                            $ 62,400
        Alma                                 77,805
        Kimberly Clark                       79,882

     Eichler Bergsman & Co., LLP              7,500

     Cash used by Laminaire (1)             130,859

     Offset of Note due from Laminaire       82,000
                                           --------

     Total                                  440,446

     Amount of Notes                        400,000
                                           --------

     Amount due to eSAFETYWORLD            $ 40,446
                                           ========


(1) This amount relates to cash collected by Laminaire on sales pertaining to eSAFETYWORLD during the period August 1999 to February 2000 as follows:

     Period               Sales    Cost of sales   Other          Net

August 22, 1999
through October         $355,969     $213,110
November - December       76,000       55,900
January - February        59,900       44,000
                        --------     --------
Total                   $491,869     $313,010     $ 48,000     $130,859
                        ========     ========     ========     ========


All amounts were obtained from Mr. Daniele. The amount included in "Other" represents $8,000 per month to cover Laminaire's costs of servicing the invoices. No attempt was made to reduce the cost of sales amount for purchases actually made by eSAFETYWORLD.

After reviewing the data above, please call me to arrange for payment of the amount due.


Sincerely,


Edward A. Heil
President



cc.  R. Bret Jenkins
     K. Ivan F. Gothner
     Asim Kohli

                                [GRAPHIC OMITTED]
                           100-31 South Jersey Avenue
                               Setauket, NY 11733
                                  631-244-1454
                                Fax: 212-656-1978


April 10, 2000

Stephen B. Schneer, Chairman
Laminaire Corporation
960 East Hazelwood Avenue
Rahway, NJ  07065

Dear Mr. Schneer:

The purpose of this letter is to follow-up on our letter of April 4, 2000 in which we set forth a detailed listing showing that Laminaire owes eSAFETYWORLD approximately $40,400. Based on our discussions, it appears unlikely that Laminaire has (i) the capability of paying that obligation or (ii) the ability to obtain deliveries from vendors to service its orders and generate cash flow.

As a means of resolving the matters described in the first paragraph above, we propose that Laminaire provide eSAFETYWORLD with its cleanroom manufacturing customer list, on a nonexclusive basis. Such assignment will fully satisfy the amount owed to eSAFETYWORLD by Laminaire.

It is further understood that:

o eSAFETYWORLD will contract fabrication functions on purchase orders obtained by eSAFETYWORLD from customers on the list to the extent that it deems appropriate. In the case that Laminaire receives a purchase order from eSAFETYWORLD for fabrication work, eSAFETYWORLD will function as a general contractor and will provide all materials needed to complete the job.

o    eSAFETYWORLD will own all designs and drawings relating to each such job.

o The assignment of the customer list is being done on a nonexclusive basis. Laminaire retains the right to assign the list to others except that Laminaire agrees that it will not assign the list or any portions thereof to any current or former Laminaire employee, officer or director without the written consent of eSAFETYWORLD.

This offer remains open through the close of business on April 12, 2000.



Sincerely,


Edward A. Heil
President





Agreed to by:



--------------------------------
         Name



--------------------------------
         Title



--------------------------------
         Date

                                [GRAPHIC OMITTED]
                           100-31 South Jersey Avenue
                               Setauket, NY 11733
                                  631-244-1454
                                Fax: 212-656-1978



May 2, 2000

Stephen B. Schneer
Laminaire Corporation
960 East Hazelwood Avenue
Rahway, NJ  07065

Dear Mr. Schneer:

     The purpose of this letter is to update our letter of April 4, 2000 in which we summarized our transactions with Laminaire. Since then, Laminaire performed some fabrication services for us and we purchased some used Laminaire equipment. The equipment that we purchased is as follows:

o Two printers (including the old HP printer that belonged to Thermo-Mizer Environmental Corp.),

o    One wooden bookcase,

o    One three drawer filing cabinet (that belonged to Thermo-Mizer),

o    One Pentium II Computer with 19" monitor,

o    One Pentium II Computer with 17" monitor and inkjet printer,

o    Display units,

o    Two wooden tables, and

o    Three adding machines.

We understand that the book value of the foregoing items is negligible but have nevertheless agreed to pay $6,000 for the entire package.

     A summary of the transactions and balances due our companies since April 4, 2000 is as follows:


     Net amount due to eSAFETYWORLD at 4/2/00                 $ 40,446

     Billing for fabrication services performed by
     Laminaire for eSAFETYWORLD                                (32,000)

     Purchase of used office equipment                          (6,000)
                                                              --------
     Balance due to eSAFETYWORLD at 5/2/00                    $  2,446
                                                              --------

     As we have advised you in the past, we have had ongoing problems caused by the actions of current and former Laminaire employees and will not perform any services whatsoever for Laminaire in the future.


Sincerely,


Edward A. Heil
President



Cc: R. Bret Jenkins